Exhibit 10.12
LSI Corporation
Policy on Recoupment of Compensation
Last revised: February 10, 2010
Policy Statement
     Each “covered individual” must, if requested by the Compensation Committee, repay or return “covered payments” in the event that the company issues a material restatement of its financial statements, where the restatement is caused, in whole or in part, by such individual’s intentional misconduct.
Definitions
     “covered individual” means each member of the company’s executive leadership team, as well as the company’s corporate controller.
     “covered payments” means cash bonuses paid after the date of adoption of this policy and stock options, restricted stock units and any other equity-based awards granted under any stock-based plan maintained by the company.
     “covered period” means the period beginning on the day the financial statements that must be restated, or financial results for the latest period covered by such financial statement, are first made public, whether by press release or filing with the Securities and Exchange Commission, and ending on the date that the restated financial statements are first filed with the Securities and Exchange Commission.
Additional Terms
     The Committee anticipates determining the amount that it will recoup in accordance with the following principles:
•	Cash bonuses: The portion of any bonus previously paid to a covered individual that would not have been paid if the company’s financial results had been as reported in the restatement, excluding the amount of taxes the Committee believes to be payable by the covered individual in connection with the bonus, will be subject to recoupment. Bonuses shall not be subject to recoupment if they were paid more than five years prior to the date on which the company determined that it would be necessary or appropriate to restate its financial statements.

•	Stock options and stock appreciation rights:

o	Any awards outstanding at the time the Board or a committee of the Board determines that a restatement is necessary or appropriate, as well as any awards granted after such time but before a determination is made as to whether the covered individual’s intentional wrongdoing contributed to the need to restate the financial statements, will be canceled.

o	The net amount realized from any award exercised during the covered period will be subject to recoupment. The net amount will be determined as the amount receivable by the covered individual upon exercise of the award, less applicable commissions and fees and the amount of taxes the Committee believes to be payable by the covered individual in connection with the exercise of the award.

o	If the covered individual retains any shares after exercising a stock option during the covered period, the Committee may require those shares to be returned. In determining the number of shares it will require to be returned, the Committee may take into account its estimate of the covered individual’s tax liability in connection with the award and the company’s tax withholding in connection with the award.
•	Restricted stock units and similar awards:
o	Any awards outstanding at the time the Board or a committee of the Board determines that a restatement is necessary or appropriate, as well as any awards granted after such time but before a determination is made as to whether the covered individual’s intentional wrongdoing contributed to the need to restate the financial statements, will be canceled.

o	For any awards that vested during the covered period:
▪	If the covered individual still holds any of the vested shares, those shares will be subject to recoupment.

▪	If the shares were sold, the proceeds of the sale, net of commissions and fees, will be subject to recoupment.

▪	In determining the amounts subject to recoupment under the two preceding bullets, the Committee may take into account its estimate of the covered individual’s tax liability in connection with the award and the company’s tax withholding in connection with the award.
•	If the company pays dividends on its common stock, the Committee may seek additional recoupment based on the dividends paid or payable during the covered period.

•	If cash is to be recouped, the Committee may require the payment of interest on the amount thereof from the date the cash was originally paid to or received by the covered individual until the date of repayment.

•	The Committee will have discretion to determine a different amount to be recouped if believes it to be appropriate under the circumstances.

•	Recoupment will not be required if the restatement occurred following a change in control of LSI.